UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oyster Point, Suite 502

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2009, Anesiva, Inc. (“Anesiva” or the “Company”) entered into a secured note purchase agreement (the “Agreement”) with Arcion Therapeutics, Inc. (the “Investor”), pursuant to which Anesiva agreed to sell and issue a note (the “Note”) in the principal amount of $2.0 million, subject to the terms and conditions set forth in the Agreement. The Note is secured by a first priority security interest in all of the assets of the Company and AlgoRx Pharmaceuticals, Inc. (“AlgoRx”), one of the Company’s wholly-owned subsidiaries.

The Note accrues interest at a continuously compounding rate of 10% per annum. During the occurrence and continuance of an event of default, the Note will accrue interest at a continuously compounding rate of 14% per annum. Unless earlier paid pursuant to the terms of the Agreement or accelerated in connection with an event of default, subject to the terms of the Agreement, the outstanding principal and accrued but unpaid returns will be immediately due and payable on October 20, 2009. The Company may prepay the Note at any time without penalty. An event of default is defined in the Agreement to include, among other things: (1) a default of the Company or a subsidiary of the Company beyond any applicable cure period under any monetary liability that results in the acceleration of payment of such obligation in an amount over $100,000.00; (2) any judgment(s) entered against the Company or any subsidiary which in the aggregate exceeds $100,000.00 and remains unsatisfied pending appeal for 45 days or more after entry; and (3) a failure to pay any principal or interest due under the Note or failure to pay any other charges due under the Agreement, with such failure continuing for at least three business days. The Note is guaranteed by AlgoRx.

The Agreement contains various representations and warranties, and affirmative and negative covenants. The affirmative covenants include requirements to provide notices of specified events to the Investor, maintain the Company’s corporate existence, maintain its insurance policies, maintain adequate accounting records and comply with applicable laws. The negative covenants include a prohibition against a change of control and prohibitions on the following activities, among other things, without the prior approval of the Investor: (1) payment of dividends, (2) incurrence of certain indebtedness, (3) incurrence of certain liens, (4) capital expenditures in excess of $100,000.00, (5) sales of assets outside the ordinary course of business, and (6) sales of debt or equity securities. The Company also agreed to indemnify the Investor for any claims arising out of the Agreement or the use of the proceeds by the Company.

The Agreement has been filed as an exhibit to this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company and its subsidiaries. The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders (other than the Investor who is party to the Agreement) are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Dr. Arnold L. Oronsky serves on Anesiva’s board of directors and on the board of directors of the Investor. He is also a general partner of InterWest Partners, an affiliate stockholder of the Company and a stockholder of the Investor. Dr. James Campbell, who served on Anesiva’s board of directors from June 29, 2007 to December 19, 2008, is a licensor of technology used in the Company’s product, Adlea and is currently the chief executive officer of the Investor and executive in residence at InterWest Partners. A special committee of the board of directors approved the transactions contemplated by the Agreement.

In connection with the Agreement and the Note described above, the Company and AlgoRx entered into a subordination agreement (the “Subordination Agreement”), on May 18, 2009, with the Investor and Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP and InterWest Investors Q VIII, LP (individually, a “Creditor” and collectively, the “Creditors”). The Subordination Agreement constitutes an amendment to that certain securities purchase agreement, dated January 20, 2009, as amended on April 1, 2009 (the “Purchase Agreement”), between the Company and the Creditors under which the Creditors purchased securities in the aggregate principal amount of approximately $6.3 million (the “Securities”). Pursuant to the Subordination Agreement, the Creditors subordinated their security interest in the assets of the Company and AlgoRx to the security interest granted to the Investor in connection with the Agreement. The Creditors also subordinated certain rights to payment under the Securities to the right of payment in full in cash of all amounts owed to the Investor pursuant to the Note.

The foregoing descriptions of the Agreement, Note and Subordination Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.90, 10.91 and 10.92 respectively, and incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 relating to the Agreement, the Note and the Subordination Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The Note described in Item 1.01 above was offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and Regulation D promulgated thereunder. The Agreement contains representations to support the Company’s reasonable belief that the Investor had access to information concerning its operations and financial condition, that the Investor is acquiring the Note for its own account and not with a view to the distribution thereof, and that the Investor is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

Under the terms of the Agreement, while the Note remains outstanding the consent of the Investor will be required for the Company to declare or pay any dividends or redeem any of its equity securities, other than dividends payable solely in common stock of the Company or in connection with benefit plans.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s continuing operations for 2009 and the uncertainty surrounding the Company’s financial condition, the board of directors had previously approved a retention bonus plan for the Company’s remaining employees, including the Company’s executive officers. Each retention bonus payment awarded pursuant to the retention bonus plan must be repaid if the respective employee resigns from employment before a 60 day period following such payment. The retention bonus amount is equal to a pre-determined amount for each remaining employee, of which 33% was paid on March 1, 2009. Additional amounts were paid pursuant to this retention bonus plan on May 21, 2009. For Mr. Kranda, Dr. Houghton and Mr. Tran, the retention bonuses paid on May 20, 2009 amounted to $66,667, $33,333 and $26,667, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.90	Secured Note Purchase Agreement, dated May 18, 2009, between Anesiva, Inc. and Arcion Therapeutics, Inc.

10.91	Note issued to Arcion Therapetuics, Inc., dated May 18, 2009.

10.92	Subordination Agreement, dated May 18, 2009, by and among Anesiva, Inc., AlgoRx Pharmaceuticals, Inc., Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, InterWest Investors Q VIII, LP and Arcion Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2009	ANESIVA, INC.

	By:	/s/ John H. Tran
John H. Tran
Vice President, Finance and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.90	Secured Note Purchase Agreement, dated May 18, 2009, between Anesiva, Inc. and Arcion Therapeutics, Inc.

10.91	Note issued to Arcion Therapetuics, Inc., dated May 18, 2009.

10.92	Subordination Agreement, dated May 18, 2009, by and among Anesiva, Inc., AlgoRx Pharmaceuticals, Inc., Sofinnova Venture Partners VII, L.P., Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta Partners VIII, LP, CMEA Ventures VII, L.P., CMEA Ventures VII (Parallel), L.P., InterWest Partners VIII, LP, InterWest Investors VIII, LP, InterWest Investors Q VIII, LP and Arcion Therapeutics, Inc.